UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2012

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 27, 2012, Dynex Capital, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC, as the representatives (the “Representatives”) of the underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 12,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $9.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to 1,875,000 additional shares (the “Option Shares”) of Common Stock on the same terms and conditions. On January 30, 2012, the Representatives exercised the option to purchase 832,487 Option Shares and waived their right to purchase the remaining 1,042,513 Option Shares. The offering of both the Firm Shares and the Option Shares is expected to close on February 1, 2012, and will result in total proceeds (before estimated expenses) of approximately $120 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, pursuant to the Underwriting Agreement, the Company and certain directors and officers of the Company have agreed with the Underwriters not to offer or sell any shares of the Company’s common stock (or securities convertible into or exchangeable for common stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The issuance and sale of the Firm Shares and Option Shares will be pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-173551), which was declared effective by the Securities and Exchange Commission on December 13, 2011, and the prospectus supplement dated January 27, 2012, filed with the Securities and Exchange Commission on January 31, 2012.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Troutman Sanders LLP, with respect to the legality of the shares and as Exhibit 8.1 hereto an opinion of Troutman Sanders LLP with respect to certain tax matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 27, 2012, by and among Dynex Capital, Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: January 31, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated January 27, 2012, by and among Dynex Capital, Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1)